EXHIBIT 10.2

STOCKHOLDER AGREEMENT

This Stockholder Agreement (this “Agreement”), dated as of February 10, 2009, is by and among Live Nation, Inc., a Delaware corporation (the “Company”), Liberty Media Corporation, a Delaware corporation (as defined below), Liberty USA Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Liberty (“Liberty Holdings”), and Ticketmaster Entertainment, Inc., a Delaware corporation (“Ticketmaster”).

WHEREAS, simultaneously with the execution of this Agreement, Live Nation and Ticketmaster are entering into an Agreement and Plan of Merger dated of even date herewith (the “Merger Agreement”) providing for, among other matters, the merger of Ticketmaster with and into an indirect wholly owned subsidiary of Live Nation pursuant to which the shares of Common Stock, par value $0.01 per share, of Ticketmaster (“Ticketmaster Common Stock”) will, upon the terms and subject to the conditions set forth therein, be converted into the right to receive shares of Common Stock, par value $0.01 per share, of Live Nation (“LN Common Stock”) (capitalized terms used but not defined herein have the meanings given such terms in the Merger Agreement);

WHEREAS, Ticketmaster, Liberty, Liberty Holdings and IAC/InterActiveCorp are parties to that certain Spinco Assignment and Assumption Agreement, dated as of August 20, 2008 (the “Spinco Agreement Assumption”), relating to the Spinco Agreement referenced therein (the “Spinco Agreement”) (the Spinco Agreement as and to the extent assigned to and assumed by Ticketmaster pursuant to the Spinco Agreement Assumption is herein referred to as the “Ticketmaster Spinco Agreement”);

WHEREAS, (i) as of the date hereof Liberty Holdings is the record and beneficial owner of 16,643,957 shares (the “Liberty Share Number”) of Ticketmaster Common Stock and (ii) Live Nation and Liberty Holdings are simultaneously with the execution of this Agreement entering into a Voting Agreement with respect to the Merger Agreement and the other transactions contemplated thereby; and

WHEREAS, the parties desire to set forth certain understandings and agreements with respect to governance arrangements and other matters following the consummation of the Merger.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.	Definitions

“Affiliate” shall have the meaning given such term in Rule 12b-2 under the Exchange Act. For purposes of this definition, (i) natural persons shall not be deemed to be Affiliates of each other and (ii) neither Ticketmaster nor Live Nation shall be deemed to be an Affiliate of Liberty or its Affiliates.

“Applicable Percentage” means 35%; provided that if after the Effective Time, any Liberty Party Transfers Beneficial Ownership of any Equity Securities (other than a Transfer to Liberty or Liberty Holdings or to another Affiliate of Liberty that, in accordance with this Agreement, becomes a Liberty Party in connection with such Transfer), (i) if such Transfer is not a Qualified Block Transfer or an Excluded Affiliate Transfer, the then-applicable Applicable Percentage shall be reduced by the Ownership Percentage so Transferred, (ii) in the case of a Qualified Block Transfer, the Applicable Percentage applicable to the Qualified Block Transferee shall be the Applicable Percentage applicable to the transferor immediately prior to such Transfer, and (iii) that upon the consummation of (x) a Qualified Block Transfer, this Agreement will be terminated pursuant to Section 9(c)(iii) as to the Person Transferring such Equity Securities, and (y) an Excluded Affiliate Transfer, the Applicable Percentage applicable to Liberty shall be 5% so long as the primary purpose for Liberty’s acquisition of Equity Securities following such Excluded Affiliate Transfer is not the circumvention of limits on Ownership Percentage set forth herein.

“Assignment and Assumption Agreement” means a New Holder Assignment and Assumption Agreement or an Affiliate Assignment and Assumption Agreement.

“Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining any Person’s Beneficial Ownership, such Person shall be deemed to be the Beneficial Owner of any Equity Securities which may be acquired by such Person (disregarding any legal impediments to such Beneficial Ownership), whether within 60 days or thereafter, upon the conversion, exchange, redemption or exercise of any warrants, options, rights (excluding the Live Nation Rights) or other securities issued by Live Nation or any subsidiary thereof. Notwithstanding anything to the contrary set forth herein, (x) (i) prior to the delivery to any counterparty of Equity Securities in final settlement of a Qualified Hedging Transaction and (ii) with respect to any Qualified Stock Lending Transactions until such time as the lending Liberty Party no longer has a right to the return of the securities lent thereunder, Liberty will be deemed to Beneficially Own all Equity Securities subject to such Qualified Hedging Transaction or Qualified Stock Lending Transaction and (y) prior to the pledgee commencing action to foreclose upon any Equity Securities pledged in any Qualified Pledge, any such pledged Equity Securities will be deemed Beneficially Owned by the pledging party.

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York, New York are authorized or required by law to remain closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Distribution Transaction” involving any Person which Beneficially Owns Equity Securities means any transaction pursuant to which the equity interests of (i) such Person or (ii) any Person that directly or indirectly owns a majority of the equity interests of such Person are distributed (whether by redemption, dividend, share distribution, merger or otherwise) (the Person the equity interests of which are being distributed in the Distribution Transaction, the “Distributed Company”) to all the holders of one or more classes or series of the common stock of Parent Company that are registered under Section 12(b) or 12(g) of the Exchange Act (all the holders of one or more such classes or series, “Parent Company Holders”), on a pro rata basis with respect to each such class or series, or such equity interests of such Person are available to be acquired by Parent Company Holders (including through any rights offering, exchange offer, exercise of subscription rights or other offer made available to Parent Company Holders), on a pro rata basis with respect to each such class or series, whether voluntary or involuntary.

“Equity Securities” means the equity securities of Live Nation, including shares of LN Common Stock and shares of LN Common Stock or other equity securities of Live Nation issuable upon exercise, conversion, exchange or redemption of any warrants, options, rights (excluding the Live Nation Rights) or other securities issued by Live Nation or any subsidiary thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities Exchange Commission promulgated thereunder (as in effect on the date of this Agreement).

“Excluded Affiliate Transfer” is defined within the definition of Qualified Block Transfer.

“Fall-Away Date” means the first date on which the aggregate number of shares of LN Common Stock Beneficially Owned by Liberty falls below 50% of the Initial Share Number or, if earlier, following the second anniversary of the Effective Time, the first date on which Liberty’s Ownership Percentage first falls below 5%.

“Independent Director” means a director of Live Nation that is, as to Live Nation, “independent” within the meaning of the rules and regulations of the NYSE, or, if the LN Common Stock is not at the time of determination listed on the NYSE, the rules and regulations of such other national securities exchange on which such securities are primarily traded.

“Initial Share Number” means the aggregate number of shares of LN Common Stock issuable to the Liberty Parties in the Merger, but in no event greater than the product of the Liberty Share Number multiplied by the Exchange Ratio; provided, that the Initial Share Number (and such product) shall be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, subdivision, combination, reclassification or similar event in respect of the LN Common Stock after the date of this Agreement.

“Liberty” means Liberty Media Corporation, a Delaware corporation; provided that from and after the date of an Excluded Affiliate Transfer, the term “Liberty” will be deemed to refer to the Distributed Company Beneficially Owning shares of LN Common Stock.

“Liberty Director” means (x) any person designated by Liberty to serve on the Board of Directors of Live Nation who is reasonably acceptable to the Board of Directors of Ticketmaster (in the case of persons designated by Liberty to so serve effective as of the Effective Time) or (y) any person designated to serve on the Board of Directors of Live Nation by Liberty who is reasonably acceptable to a majority of those directors of Live Nation that are not Liberty Directors (in all other cases); provided, that any Person designated by Liberty pursuant to the Ticketmaster Spinco Agreement and serving on the Board of Ticketmaster prior to the Effective Time will be deemed reasonably acceptable to Ticketmaster.

“Liberty Parties” means (x) Liberty, (y) Liberty Holdings and (z) each Affiliate of Liberty that acquires record ownership of any Equity Securities, in the case of a Person described in clause (y) or (z), until such time as such Person is not an Affiliate of Liberty or ceases to have record ownership of any Equity Securities.

“New Holder Assignment and Assumption Agreement” means an agreement in the form of Exhibit 1 hereto, which, for the avoidance of doubt, shall not include any transfer of any right of the Liberty Parties set forth in Section 2 except in the case of an Excluded Affiliate Transfer.

“NYSE” means the New York Stock Exchange, Inc., or, if the LN Common Stock is not at the time of determination listed on the NYSE, the rules and regulations of such other national securities exchange on which such securities are primarily traded.

“Ownership Percentage” of any Person means, at any time, the ratio, expressed as a percentage, of (i) the Total Voting Power of the Equity Securities Beneficially Owned by such Person and its Affiliates to (ii) the sum of (x) the Total Voting Power of the Total Equity Securities and (y) with respect to such Person, the Total Voting Power of the shares of LN Common Stock included in clause (i) that are issuable upon conversion, exchange, redemption or exercise of Equity Securities that are not included in clause (x).

“Parent Company” means the publicly traded Person which Beneficially Owns, through an unbroken chain of majority-owned subsidiaries, the Person having record ownership of the Equity Securities. For purposes of this definition, the term “publicly traded” means that the Person in question (x) has a class or series of equity securities registered under Section 12(b) or 12(g) of the Exchange Act or (y) is required to file reports pursuant to Section 15(d) of the Exchange Act.

“Person” means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government.

“Qualified Block Transfer” means a Transfer, in a single transaction of all the Equity Securities Beneficially Owned at such time by the Liberty Parties or a Qualified Block Transferee or their respective Affiliates to a Qualified Block Transferee; provided that in no event shall (a) the first Excluded Affiliate Transfer be deemed hereunder to be a Qualified Block Transfer or (b) more than two Transfers to Qualified Block Transferees (other than the first Transfer to a Qualified Block Transferee acquiring shares in connection with an Excluded Affiliate Transfer) be deemed hereunder to be a Qualified Block Transfer.

“Qualified Block Transferee” means a Person (including, for the avoidance of doubt, a Person that is, at the time of any Transfer to it, an Affiliate of Liberty which thereafter by reason of a Distribution Transaction (such Distribution Transaction, an “Excluded Affiliate Transfer”) ceases to be an Affiliate of Liberty) (i) whose Ownership Percentage, after giving effect to such Transfer, would not exceed the Applicable Percentage and (ii) that, prior to such Transfer, shall have (along with the applicable Transferring Persons) executed and delivered to Live Nation a New Holder Assignment and Assumption Agreement.

“Qualified Director” means any member of the Board of Directors of Live Nation other than a director who (i) is a Liberty Director, (ii) is an officer or employee of Live Nation or (iii) was not nominated by the Nominating and/or Governance Committee of the Board of Directors of Live Nation in his or her initial election to such Board of Directors following the Effective Time and for whose election any Liberty Party voted shares. In the event that no person who would otherwise be a Qualified Director is serving on the Board of Directors of Live Nation (unless the failure to have a Qualified Director is a result of action taken by directors who are not Qualified Directors), the Board of Directors of Live Nation shall appoint a new director who qualifies as an Independent Director and such person shall be considered a Qualified Director for all purposes under this Agreement. For the avoidance of doubt, wherever this Agreement requires the approval or consent of, or other action by, a majority of the Qualified Directors with respect to any matter, no such approval, consent or other action may be obtained or taken at any such time as there are no Qualified Directors.

“Qualified Hedging Transaction” means any transaction involving a Liberty Party, a Qualified Block Transferee or any Affiliate thereof whereby the counterparty engages in a (i) short sale, (ii) purchase, sale or grant of any right (including any put or call option), or (iii) forward sale (whether for a fixed or variable number of shares or at a fixed or variable price) of or with respect to, or any loan secured by, any LN Common Stock or any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from any LN Common Stock, and such term includes (a) the pledge by any Liberty Party, a Qualified Block Transferee or any Affiliate thereof of any LN Common Stock in connection with any of the foregoing to secure the obligations of the pledgor under a Qualified Hedging Transaction and (b) the pledge of a Qualified Hedging Transaction itself to secure any extension of credit to a party based, in whole or part, on the value thereof, provided in all cases that the counterparty to such transaction is a financial institution in the business of engaging in such transactions.

“Qualified Pledge” means a pledge of Equity Securities in connection with a secured borrowing transaction and not otherwise within the meaning of the definition of Qualified Hedging Transaction, the pledgee with respect to which is a financial institution in the business of engaging in secured lending and similar transactions.

“Qualified Stock Lending Transaction” means a transaction whereby the Liberty Parties and their Affiliates lend shares of LN Common Stock to a third party or permit a third party to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business, such shares of LN Common Stock, provided in all cases that the counterparty to such transaction is a financial institution in the business of engaging in such transactions.

“Rights Offering” means the issuance by Live Nation to existing holders of LN Common Stock of rights to buy, within a fixed time period, a proportional number of newly issued shares of LN Common Stock or other Equity Securities.

“Second Qualified Block Transfer” means the second Qualified Block Transfer following the Effective Time.

“Total Equity Securities” at any time shall mean, subject to the next sentence, the total number of Live Nation’s outstanding Equity Securities. Any Equity Securities Beneficially Owned by a Person that are not outstanding Voting Securities but that, upon exercise, conversion or exchange, would become Voting Securities, shall be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of Equity Securities owned by such Person but shall not be deemed to be outstanding for the purpose of computing Total Equity Securities and the percentage of the Equity Securities owned by any other Person.

“Total Voting Power” of any Equity Securities at any time shall mean, subject to the next sentence, the aggregate number of votes entitled to be cast generally in the election of directors by the holders of such securities. Any Equity Securities Beneficially Owned by a Person that are not outstanding Voting Securities but that, upon exercise, conversion or exchange, would become Voting Securities, shall be deemed to be outstanding and to have full voting power for the purpose of computing Total Voting Power of the Equity Securities Beneficially Owned by such Person but shall not be deemed to be outstanding or have such voting power for the purpose of computing Total Voting Power of the Equity Securities Beneficially Owned by any other Person or (except in calculating the Total Voting Power of a Person who Beneficially Owns Voting Securities that are not outstanding) Total Voting Power of the Total Equity Securities.

“Transfer” by any Person means directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Equity Securities Beneficially Owned by such Person or of any interest (including any voting interest) in any Equity Securities Beneficially Owned by such Person; provided, however, that no Transfer of Equity Securities shall be deemed to have occurred as a result of the entry into, modification of or existence of any Qualified Hedging Transaction until such time as LN Common Stock is delivered upon settlement or termination of such Qualified Hedging Transaction. For the avoidance of doubt, a transfer of control of the direct or indirect Beneficial Owner of Equity Securities is a Transfer of such Equity Securities for purposes of this Agreement.

“Voting Securities” shall mean at any particular time (i) the LN Common Stock, (ii) shares of any other class of capital stock of Live Nation or a subsidiary thereof then entitled to vote in the election of any directors of Live Nation generally and (iii) any securities of Live Nation or any subsidiary thereof then convertible or exchangeable into shares of any class of capital stock of Live Nation then entitled to vote in the election of any directors of Live Nation generally; provided, that with respect to clauses (ii) and (iii), any securities which would become Voting Securities upon the occurrence or non-occurrence of any event, receipt of any governmental approval or passage of time will be deemed Voting Securities for purposes of this Agreement as of the date of original issuance of such securities.

2.	Live Nation Board and Related Matters

(a) (i) Effective as of the Effective Time until the Fall-Away Date, Liberty shall have the right to nominate up to two (2) Liberty Directors; provided that one of such Liberty Directors must at all times qualify as an Independent Director (it being understood that in the event a Liberty Director qualifying as an Independent Director ceases for any reason to so qualify, Liberty shall not be deemed to be in breach of this Section 2(a)(i) so long as Liberty takes prompt action to cause such Liberty Director to resign from the Board of Directors);

(ii) Live Nation shall (w) cause each such Liberty Director to be elected or appointed to the Board of Directors of Live Nation effective as of the Effective Time (with one such Liberty Director elected or appointed to serve in the class of directors with a term expiring at the first annual meeting of stockholders of Live Nation following the Effective Time and the second such Liberty Director elected or appointed to serve in the class of directors with a term expiring at the third annual meeting of stockholders of Live Nation following the Effective Time), (x) following the Effective Time, cause each such applicable Liberty Director to be included in the slate of nominees recommended by the Board of Directors of Live Nation to Live Nation’s stockholders for election as a director at each annual meeting of the stockholders of Live Nation in the event the term of any such Liberty Director shall be expiring at such annual meeting of stockholders of Live Nation, (y) from and after the Effective Time, use commercially reasonable efforts to cause the election of each such Liberty Director, including soliciting proxies in favor of the election of such persons and (z) take all action necessary to cause the entire Board of Directors of Live Nation as of the Effective Time to be comprised of fourteen (14) directors; and

(iii) effective as of the Effective Time until the Fall-Away Date, in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any such Liberty Director, Liberty shall, subject to the proviso to clause (i) of this Section 2(a), have the right to designate a replacement or additional Liberty Director to fill such vacancy, and Live Nation shall use commercially reasonable efforts to cause such vacancy to be filled with the replacement or additional Liberty Director so designated.

(b) Following the Fall-Away Date, upon the written request of Live Nation, Liberty shall use its commercially reasonable efforts to cause any Liberty Director then serving on the Board of Directors of Live Nation to promptly resign from such Board of Directors.

(c) Effective as of the Effective Time until the Fall-Away Date, (i) one Liberty Director serving on the Board of Directors of Live Nation will be appointed to serve on the Audit Committee of the Board of Directors of Live Nation provided that such Liberty Director (x) meets the independence requirements of the NYSE and the Sarbanes-Oxley Act of 2002 (or any applicable successor requirement) for such service and (y) is financially literate, as such qualification is interpreted by the Board of Directors of Live Nation, (ii) one Liberty Director specified by Liberty (who may be the same Liberty Director serving on the Audit Committee) will be appointed to serve on the Compensation Committee of the Board of Directors of Live Nation provided that such Liberty Director meets the independence requirements of the NYSE (or any applicable successor requirement) for such service and otherwise qualifies under applicable law (including tax laws and Section 16(b) under the Exchange Act) and (iii) only

Qualified Directors shall be eligible to serve on the Nominating and/or Governance Committee of the Board of Directors of Live Nation (or such other committee of the Board of Directors of Live Nation as may be charged with recommending persons to serve on the Board of Directors).

(d) In the event that following the Effective Time the Liberty Parties’ Ownership Percentage exceeds the Applicable Percentage, in addition to any other remedy at equity or law that may be available, no Equity Securities Beneficially Owned by the Liberty Parties in excess of the Applicable Percentage shall be voted on any matter submitted to stockholders of Live Nation, and Live Nation shall not recognize any votes purported to be cast in respect of any such excess Equity Securities.

(e) In connection with an Excluded Affiliate Transfer to a Qualified Block Transferee, the rights of Liberty under this Section 2 shall automatically be assigned to such Qualified Block Transferee.

3.	Other Governance Matters

(a) Live Nation represents and warrants to Liberty that:

(i) the Board of Directors of Live Nation has duly adopted a resolution prior to the date hereof, which resolution the Board of Directors of Live Nation shall not rescind or amend so long as the Merger Agreement shall not have been terminated in accordance with its terms prior to the Effective Time; providing that

“that each of the Liberty Parties (as defined in the Stockholder Agreement) and any “affiliates” or “associates” thereof (as defined in and contemplated by Section 203(c)(1) and Section 203(c)(2) of the General Corporation Law of the State of Delaware (“GCL”)), including persons who become “affiliates” or “associates” of the Liberty Parties after the date hereof, any group composed of any of the Liberty Parties and any “affiliates” or “associates” thereof, and any Qualified Block Transferee (as defined in the Stockholder Agreement) and the “affiliates” and “associates” thereof (collectively, the “Exempt Persons”), be and hereby are approved as an “interested stockholder” within the meaning of Section 203 of the GCL and that any acquisition of “ownership” of “voting stock” (as defined in and contemplated by Section 203(c)(8) and Section 203(c)(9) of the GCL) of Live Nation, Inc. (or any successor thereto) by any of the Exempt Persons, either individually or as a group, as any such acquisition may occur from time to time (including in circumstances where a Liberty Party or “affiliate” or “associate” thereof ceases to be an Affiliate (as defined in the Stockholder Agreement) of Liberty Media Corporation, so long as such person meets the requirements to be a Qualified Block Transferee), be and hereby are approved for purposes of Section 203 of the GCL and the restrictions on “business combinations” contained in Section 203 of the GCL shall not apply to any of the Exempt Persons; provided, however, that such approval shall not include any acquisition of “ownership” of “voting stock” by any Exempt Persons if, after giving effect to such acquisition, the Ownership Percentage (as defined in the Stockholder Agreement) of the Exempt Persons would exceed the Applicable Percentage (as defined in the Stockholder Agreement), which shall remain subject to the prior approval of the Board of Directors or any committee thereof;” and

(ii) Live Nation shall have, effective immediately prior to the Effective Time, amended the Rights Agreement between Live Nation and The Bank of New York, as rights agent, dated December 21, 2005 (the “LN Rights Agreement”) in substantially the form of Exhibit 3 hereto.

(b) Following the date hereof and prior to consummation of the Second Qualified Block Transfer, Live Nation will not (i) amend, modify or rescind the resolution specified in paragraph 3(a)(i) above, (ii) make any amendment to the LN Rights Agreement or (iii) adopt (x) a new Shareholder Rights Plan or (y) any charter or bylaw provision, in the case of each of clause (ii) and clause (iii), that would materially adversely affect the Liberty Parties’ or a Qualified Block Transferee’s ability in accordance with the terms hereof to acquire Equity Securities up to its Applicable Percentage or which otherwise would impose material economic burdens on the Liberty Parties’ or a Qualified Block Transferee’s ability to do so (an “Anti-Takeover Provision”).

(c) Following the Effective Time and receipt by Live Nation of the written request of Liberty or a Qualified Block Transferee, as applicable, made at least 10 Business Days prior to (i) any Qualified Block Transfer occurring on or prior to the date of consummation of the Second Qualified Block Transfer, or (ii) an Excluded Affiliate Transfer, the Board of Directors of Live Nation will, as promptly as reasonably practical, exempt the Qualified Block Transferee in any Qualified Block Transfer or Excluded Affiliate Transfer from the operation of any Shareholder Rights Plan or other Anti-Takeover Provision then in effect with respect to Live Nation, such that an acquisition by it of Equity Securities up to its Applicable Percentage would not materially adversely affect such Qualified Block Transferee under the terms of any Shareholder Rights Plan or other Anti-Takeover Provision then in effect or which otherwise would impose material economic burdens on such Qualified Block Transferee’s ability to do so.

4.	Certain Restrictions

Notwithstanding any other provisions of this Agreement to the contrary, following the Effective Time no Liberty Party shall, and Liberty shall cause its Affiliates not to, directly or indirectly, acquire (other than in an acquisition from Live Nation made pursuant to a Rights Offering or an offer that was made generally available to holders of Equity Securities as a result of their ownership of Equity Securities but subject to the last sentence of this Section 4) by means of a purchase, tender or exchange offer, business combination or in any other manner, Beneficial Ownership of any Equity Securities, including rights or options to acquire such ownership, unless after giving effect to such acquisition, Liberty’s Ownership Percentage would not exceed the Applicable Percentage. Notwithstanding the foregoing, no acquisition of Beneficial Ownership of Equity Securities by Liberty which results solely from Liberty holding Equity Securities at a time when Live Nation effects any subdivision, stock split, reverse stock split, stock dividend, combination, reclassification or similar event with respect to the LN Common Stock shall be deemed to be an acquisition of Beneficial Ownership of Equity Securities for purposes of this Section 4; provided that such Equity Securities actually acquired shall be included in the calculation of Liberty’s Ownership Percentage (after giving effect to the Equity Securities actually issued to all holders of Equity Securities upon expiration of any exercise period, if applicable). To the extent following the Effective Time that Live Nation or a subsidiary thereof effects a Rights Offering or an offer that was made generally available to holders of Equity Securities as a result of their ownership of Equity Securities, the Liberty Parties will be entitled to exercise in full all rights issued or distributed to them or exchange in full; provided, that to the extent such exercise results in the Liberty Parties’ Beneficial Ownership of Equity Securities exceeding the Applicable Percentage, it will not constitute a breach of this Agreement provided that the Liberty Parties will not be entitled to vote any such Equity Securities representing voting power in excess of the Applicable Percentage until such time as the Liberty’s Ownership Percentage does not exceed the Applicable Percentage.

5.	Registration Rights

Prior to the Effective Time, Live Nation, Liberty and Liberty Holdings shall enter into a Registration Rights Agreement in the form attached as Annex I hereto, upon whose effectiveness the Registration Rights Agreement, dated as of August 20, 2008, by and among Liberty, the Liberty Parties identified therein and Ticketmaster, shall terminate.

6.	Spinco Agreement

The parties hereto acknowledge that upon the Effective Time, the Ticketmaster Spinco Agreement will cease to be of any force and effect with respect to the Ticketmaster Common Stock or the LN Common Stock and that all of the Applicable Spinco Provisions (as defined in the Spinco Agreement Assumption) as assigned to and assumed by Ticketmaster pursuant to the Spinco Agreement Assumption (other than Section 3(b) of the Spinco Agreement) shall by their terms terminate effective as of the Effective Time, it being understood and agreed that no such termination shall relieve any party from any liability for a breach or failure to perform its obligations under the Ticketmaster Spinco Agreement prior to such termination.

7.	Cooperation

In the event that Liberty accounts for its equity interest in Live Nation using the equity method, following the Effective Time Live Nation will cooperate reasonably with Liberty to permit Liberty to timely include financial information regarding Live Nation in Liberty’s periodic reports filed under the Exchange Act at no cost to Liberty.

8.	No Third Party Beneficiaries; Standalone Agreements; Assignment

(a) Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement.

(b) (i) If any Liberty Party shall transfer or otherwise dispose of any Equity Securities to any Affiliate of such Liberty Party, such transferee and the Transferring Liberty Party shall execute and deliver to Live Nation an agreement (an “Affiliate Assignment and Assumption Agreement”) in the form of Exhibit 2, which, for the avoidance of doubt, shall not include any transfer of any right of any Liberty Party set forth in Section 2. Live Nation shall also execute such Affiliate Assignment and Assumption Agreement.

(ii) In the event any Liberty Party seeks to Transfer Equity Securities in a Qualified Block Transfer or an Excluded Affiliate Transfer, the transferring party and the transferee party will execute and deliver to Live Nation a New Holder Assignment and Assumption Agreement. Live Nation will also execute and deliver such a New Holder Assignment and Assumption Agreement.

(c) Except pursuant to any Assignment and Assumption Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assigned, in whole or in part, by any party without the prior written consent (i) of Liberty, in the case of an assignment by Live Nation or Ticketmaster, (ii) of Live Nation and Ticketmaster in the case of any assignment by a Liberty Party prior to the Effective Time or (iii) of Live Nation in the case of any assignment by a Liberty Party from and after the Effective Time provided in such case such consent shall be approved by a majority of the Qualified Directors. Subject to the foregoing, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.	General Provisions

(a) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy) and shall be given, if to any Liberty Party, to:

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention:	General Counsel
Facsimile:	(720) 875-5382

with a copy to:

Baker Botts L.L.P.

30 Rockefeller Plaza

44th Floor

New York, New York 10112

Attention:	Frederick H. McGrath
Facsimile:	(212) 408-2501

if to Live Nation, to:

Live Nation, Inc.

9348 Civic Center Drive

Beverly Hills, CA 90210

Attention:	General Counsel
Facsimile:	(310) 867-7158

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071-1560

Attention:	Charles M. Nathan
James P. Beaubien
Facsimile:	(213) 891-8763

if to Ticketmaster, to:

Ticketmaster Entertainment, Inc.

8800 Sunset Blvd.

West Hollywood, California 90069

Attention:	General Counsel
Facsimile:	(310) 360-3373

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	Pamela S. Seymon
Facsimile:	(212) 403-2000

or such address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered personally, telegraphed, or telecopied, or, if mailed, five Business Days after the date of the mailing.

(b) Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the party whose rights or obligations hereunder are affected by such amendment, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. Any amendment or waiver following the Effective Time by Live Nation shall require the approval of a majority of the Qualified Directors.

No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Termination; Effectiveness. (i) This Agreement shall automatically terminate in the event the Merger Agreement is terminated in accordance with its terms prior to the Effective Time.

(ii) The provisions in (x) Section 2(a) and 2(c) of this Agreement shall automatically terminate upon the Fall-Away Date and (y) Sections 3(b) and 3(c) of this Agreement shall automatically terminate immediately following the consummation of the Second Qualified Block Transfer.

(iii) This Agreement will terminate as to Liberty or a Qualified Block Transferee, as applicable, immediately following such Person’s Transfer of Equity Securities in a Qualified Block Transfer, in which case Liberty or such Qualified Block Transferee shall cease to be entitled to the benefits of the exceptions to Section 203 of the GCL and the LN Rights Plan set forth in Section 3 of this Agreement. .

(d) Governing Law; Consent To Jurisdiction. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in Wilmington, Delaware or, if exclusive jurisdiction of such matter is vested in the Federal courts, any Federal court located in the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement and the transactions contemplated hereby and further agrees that service of any process, summons, notice or document by U.S. mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware in Wilmington, Delaware or, if exclusive jurisdiction of such matter is vested in the Federal courts, any Federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(f) Specific Performance; Other Limitations. Each of the parties hereto acknowledges and agrees that the parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agrees that, in the event of a breach or threatened breach by any party hereto of the provisions of this Agreement, in addition to any remedies at law, the non-breaching party or parties, without posting any bond shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available. No breach or threatened breach on the part of any party hereto shall relieve any other party of any of its obligations under this Agreement.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that the parties hereto shall negotiate in good faith to attempt to place the parties in the same position as they would have been in had such provision not been held to be invalid, void or unenforceable.

(h) Entire Agreement. This Agreement, together with the agreements and instruments referenced herein, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior understanding or agreements by or among the parties, written or oral, with respect to the subject matter hereof.

(i) Interpretation. References in this Agreement to Sections shall be deemed to be references to Sections of this Agreement unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of such agreement or instrument. The word “knowledge” or “know” when used in this Agreement shall refer to the actual knowledge of the Person in question without such Person being under any duty or obligation to make any inquiries. Each reference to a statute, rule or regulation herein shall be deemed to include any successor statute, rule or regulation thereto.

(j) Headings. The headings contained in this Agreement are for convenience only and shall not be interpreted to limit or otherwise affect the provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

Liberty Media Corporation,
a Delaware corporation

/s/ Mark D. Carleton
Name:	Mark D. Carleton
Title:	Senior Vice President

Live Nation, Inc., a Delaware corporation

/s/ Michael Rapino
Name:	Michael Rapino
Title:	President and Chief Executive Officer

Liberty USA Holdings, LLC a Delaware limited liability company

By: Liberty Programming Company LLC, its sole member and manager

By: LMC Capital LLC, its sole member and manager

/s/ Mark D. Carleton
Name:	Mark D. Carleton
Title:	Senior Vice President

Ticketmaster Entertainment, Inc., a Delaware corporation

/s/ Chris Riley
Name:	Chris Riley
Title:	Senior Vice President

Annex I

Form of Registration Rights Agreement

Exhibit 1

Form of New Holder Assignment and Assumption Agreement

Exhibit 2

Form of Affiliate Assignment and Assumption Agreement

Exhibit 3

Form of Amendment to LN Rights Agreement